SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CRUDE CARRIERS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Republic of The Marshall Islands	98-0652190

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Crude Carriers Corp. 3 Iassonos Street, 185 37 Piraeus Greece	Not Applicable

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐
Securities Act registration statement file number to which this form relates:
333-165138

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, par value $0.0001 per share	The New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     The class of capital stock to be registered is designated as Common Stock, par value $0.0001 per share. For a description of the Common Stock, reference is made to the information set forth under “Description of Capital Stock”, “Our Dividend Policy and Restrictions on Dividends” and “Management — Voting Rights” in the prospectus included in the registrant’s Registration Statement on Form F-1 (File No. 333-165138), originally filed with the Securities and Exchange Commission on March 1, 2010, as amended by any amendments to such Registration Statement, and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.
Item 2. Exhibits.
     No exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Crude Carriers Corp.
Date: March 8, 2010	By:	/s/ Gerasimos G. Kalogiratos
Name: Gerasimos G. Kalogiratos
Title: Chief Financial Officer